CERTIFICATE OF INCORPORATION

                                       OF

                                 GRIST MILL CO.

                                 --------------

         FIRST:  The name of the corporation is

                                 GRIST MILL CO.

         SECOND: The address of its registered office in the State of Delaware is 306 South State Street, in the City of Dover, County of Kent 19901. The name of its registered agent at such address is United States Corporation Company.

         THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Million (1,000,000), all of which shares shall be Common Stock with a par value of $.10 per share.

         FIFTH: The name and mailing address of the incorporator is Amos J. Coffman, Jr., Suite 1100, 104 South Michigan Avenue, Chicago, Illinois 60603.

         SIXTH: The Board of Directors is expressly authorized to make, alter, amend and repeal the by-laws of the corporation.

         SEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision now or hereafter contained in this Certificate of Incorporation, and to add new provisions, in the manner now or hereafter prescribed by statute; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors and officers pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate hereby declaring and certifying that it is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 19th day of October, 1971.


                                             /s/  Amos J. Coffman, Jr.
                                             ----------------------------------
                                             Amos J. Coffman, Jr.



                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                  GRIST MILL CO., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

                  The present registered agent of the corporation is UNITED STATES CORPORATION COMPANY and the present registered office of the corporation is in the County of Kent.

                  "The Board of Directors of GRIST MILL CO., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted the following resolution:"

                  Resolved, that the registered office of GRIST MILL CO. in the State of Delaware be and it hereby is changed to No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

                  IN WITNESS WHEREOF, GRIST MILL CO. has caused this statement to be signed by Lawrence Russel, its President and attested by Charles Perlman, its Assistant Secretary this 11th day of January, 1974.


                                        By  /s/ Lawrence Russell
                                            -----------------------------------
                                            President

ATTEST:

By /s/ Charles Perlman
   --------------------------------
       Assistant Secretary



                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

         GRIST MILL CO., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That the Board of Directors of GRIST MILL CO., by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration therefor. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation be and it hereby is amended so that Article Fourth is eliminated and the following Article Fourth is added thereto:

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 2,000,000, which shall be designated as common stock, and shall have a par value of ten cents ($.10) per share. Any and all such shares issued, and for which the full consideration has been paid or delivered, shall be deemed full paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said GRIST MILL CO. has caused this certificate to be signed by Michael D. Coughlin, its President, and attested by Charles H.

Perlman, its Secretary, this 1st day of October, 1975.

                                          GRIST MILL CO.

                                          By  /s/ Michael D. Coughlin
                                              ---------------------------------
                                                  President

ATTEST:

By /s/  Charles H. Perlman
   ---------------------------------
        Secretary



                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                            ENRIGHT NATURAL FOOD CO.

                                      INTO

                                 GRIST MILL CO.

                                    * * * * *

         Grist Mill Co., a corporation organized and existing under the laws of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That this corporation was incorporated on the 3rd day of December, 1971, pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That this corporation owns all of the outstanding shares of the stock of Enright Natural Food Co., a corporation incorporated on the 3rd day of August, 1971, pursuant to the General Corporation Law of the State of Delaware.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted on the 28th day of July, 1983, determined to and did merge into itself said Enright Natural Food Co. by the unanimous written consent of its members, filed with the minutes of the board.

                  RESOLVED, that Grist Mill Co. merge, and it hereby does merge into itself said Enright Natural Food Co., and assumes all of the obligations of Enright Natural Food Co.; and

                  FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

                  FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

                  The corporate existence of Enright Natural Food Co. shall cease to exist and as of the effective date of the merger of all of the assets and liabilities of Enright Natural Food Co. shall become assets and liabilities of Grist Mill Co.

                  FURTHER RESOLVED, that the proper officers of this Corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Enright Natural Food Co. into Grist Mill Co. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effectuate said merger.

         FOURTH: Anything herein or elsewhere to the contrary notwithstanding this merger may be terminated and abandoned by the board of directors of Grist Mill Co. at any time prior to the date of filing the merger with the Secretary of State.

         IN WITNESS WHEREOF, said Grist Mill Co. has caused this certificate to be signed by Ronald K. Zuckerman, its Chairman of the Board, and attested to by Charles H. Perlman, its Assistant Secretary, this 28th day of July, 1983.

                                       GRIST MILL CO.

                                       By:  /s/  Ronald K. Zuckerman
                                            -----------------------------------
                                            Chairman of the Board

ATTEST:

By:  /s/  Charles H. Perlman
     ---------------------------------
          Assistant Secretary



                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

         GRIST MILL CO., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

                  FIRST: The Certificate of incorporation of GRIST MILL CO. is hereby amended by the following resolution which was duly adopted by the Board of Directors and approved by the Stockholders of the Company, in accordance with the provisions of Section 141 and 228 of the General Corporation Law of the State of Delaware (notice having been given thereof):

                           RESOLVED, that the Certificate of Incorporation be
                  and it hereby is amended so that Article Fourth is eliminated and the following Article Fourth is added thereto:

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 12,000,000, which shall be designated as common stock, and shall have a par value of ten cents ($.10) per share. Any and all such shares issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

                  SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said GRIST MILL CO. has caused this certificate to be signed by Ronald K. Zuckerman, its Chairman of the Board, and attested to by Charles H. Perlman its Secretary, this 14th day of March, 1985.

         ATTEST:                             GRIST MILL CO.
         By:   /s/  Charles H. Perlman       By:   /s/  Ronald K. Zuckerman
               ----------------------------        ----------------------------
                    Secretary                           Chairman of the Board



                      CERTIFICATE OF CHANGE OF LOCATION OF

                         REGISTERED OFFICE AND OF AGENT

                                       OF

                                 GRIST MILL CO.

  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
         Adopted in accordance with the Provisions of Section 133 of the
                General Corporation Law of the State of Delaware.
  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

         It is hereby certified that:

                     I.    The name of the corporation is

                                    GRIST MILL CO.

                    II. The registered office of the corporation within the state of Delaware is hereby changed to 229 South State Street, in the City of Dover, County of Kent, 19901.

                   III. The registered agent of the corporation within the State of Delaware is hereby changed to United States Corporation Company, the business office of which is identical with the registered office as hereby changed.

                    IV. The corporation has authorized changes hereinabove set forth by resolution of its Board of Directors.

                  IN WITNESS WHEREOF, we have signed this certificate this 12th day of May, 1986.

                                            /s/  Ronald K. Zuckerman
                                            -----------------------------------
                                            Ronald K. Zuckerman  President

Attest:

/s/  Charles H. Perlman
-------------------------------------
Charles H. Perlman          Secretary




                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 GRIST MILL CO.

                         Adopted in Accordance with the
                         Provision of Section 242 of the
                         General Corporation Law of the
                                State of Delaware

         We, Ronald K. Zuckerman, President and Charles H. Perlman, Secretary of GRIST MILL CO. (the "Corporation"), a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

         FIRST: That the Certificate of Incorporation of said Corporation has been amended as follows:

         By striking the whole Article Eighth as it now exists and inserting in lieu and instead of a new Article Eighth reading as follows:

                                 ARTICLE EIGHTH

         SECTION 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         SECTION 2.  Indemnification and Insurance.

         (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         SECOND: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, we have signed this Certificate this 15th day of October, 1986.

                                            /s/   Ronald K. Zuckerman
                                            -----------------------------------
                                            Ronald K. Zuckerman, President

Attest:  /s/   Charles H. Perlman
         ---------------------------------
         Charles H. Perlman Secretary



                           CERTIFICATE OF AMENDMENT OF
                       THE CERTIFICATE OF INCORPORATION OF
                                 GRIST MILL CO.

         Grist Mill Co., a corporation organized and existing under and by virtue of the General Corporation Law, as amended, of the State of Delaware, DOES HEREBY CERTIFY THAT:

         1. The Certificate of Incorporation of Grist Mill Co. (the "Corporation") is hereby amended by the following resolution which was duly adopted and approved by the Stockholders of the Corporation, in accordance with the provisions of Section 211(d) of the General Corporation Law, as amended, of the State of Delaware (notice having been given thereof):

                  RESOLVED, that the Certificate of Incorporation be and it hereby is amended so that Article Fourth is eliminated and the following Article Fourth is added thereto:

                  "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 15,000,000, which shall be designated as common stock, and shall have a par value of ten cents ($0.10) per share. Any and all such shares issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon."

         2. That said amendment was duly adopted in accordance with the provisions of Section 222 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by Charles H. Perlman, its Assistant Secretary, this 4th day of October, 1996.


                                       Grist Mill Co.

                                       By:   /s/ Charles H. Perlman
                                             ----------------------------------
                                             Charles H. Perlman
                                             Assistant Secretary